Kanab.Club Development and Improvements since Inception.

1.) Developed a complete social media network from scratch utilizing Velo and a robust scalable framework for future expansion. Version 1.0 was released with only an initial launch of core features. Our teams have continually updated the platform since its launch.

2.) Designed a robust custom internal chat feature within the Kanab.Club platform to increase community engagement. Furthermore, we attached this to our moderation platform.

3.) Developed a custom internal moderation system within Kanab.Club to manage posting and collateral on the site. Advanced admin controls allow for quick site updates.

4.) Added an updated custom algorithm-driven Friend Recommendation Engine. This feature encourages users to add friends and increases engagement.

5.) Added a unique friend searching system page to allow users to find friends easily. Our system features advanced search filtering to easily discover friends.

6.) Kanab.Club employs a Unique Public posting wall. In version 1.2 we reduced the algorithmic involvement and went full public to further encourage engagement.

7.) Developed an overhauled robust Post, Like, and Commenting engine which has been continually optimized and improved for peak browser efficiency as well as mobile usability.

8.) Advanced Notifications Center added to allow for post and commenting notifications from within user dashboards.

9.) New an entirely new menu system with expanded options including linking to popular cannabis-related resources and access to our new friend recommendation engine.

10.) New look and feel site-wide in our latest deployment. We utilized new graphics techniques and colors to continue to make Kanab.Club 2.0 relevant. New icons and floating box layouts add to the overall user experience. Better overall optimization on mobile.

Kanab Stock Chat version 1.0 Overview & Proposed changes in Phase 2

Kanab Stock Chat is Fully integrated into our existing Kanab.Club ecosystem. Kanab stock chats is a unique platform that brings real time stock data and social media together.

1.) Kanab Stock Home was developed as an intro home hub with access to top 20 cannabis stocks including a real-time ticker as well as a news portal.

2.) Dynamic page structure with custom API's tying real-time stock data with full indicators for each stock.

3.) Kanab 2.0 Commenting engine system for each stock. Further customized with "bullish and bearish" indicators.

4.) "watch" system added to allow users to watch particular stocks and quickly navigate to relevant information

5.) expanded news feed modules added for individual every stock page. This module brings in PR releases from major news hubs from within the stock pages.

New Additions Planned in Phase 2

1.) Expansion to larger catalog of stock pages on multiple exchanges.

2.) Q&A section for founders to answer investors directly.

3.) Improved indicator visibility additional api endpoints to add further information for investors

4.) New search Page proposed with advanced filtering options. Better search and discover for new stocks.

5.) Better mobile experience and caching of api data for quicker responsiveness.